Exhibit g(7)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of November 27, 2009, by and among DOMINI SOCIAL INVESTMENT TRUST (f/k/a Domini Social Index Trust), a Massachusetts business trust (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (the successor to Investors Bank & Trust Company (“Investors Bank)”), a Massachusetts trust company (“State Street” or the “Bank”)).

WHEREAS, State Street assumed a Custody Agreement entered into between the Fund and Investors Bank dated June 3, 1993, as amended from time to time (the “Custodian Agreement”); and

WHEREAS, the Fund and State Street desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a) Appendix A of the Custody Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

(a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Carol M. Loud
Name:	Carol M. Loud
Title:	Senior Vice President

DOMINI SOCIAL INVESTMENT TRUST

By:	/s/ Carole M. Laible
Name:	Carole M. Laible
Title:	Treasurer & Vice President

Appendix A: Portfolios

Domini Social Equity Fund

Domini Social Bond Fund

Domini International Social Equity Fund

Domini European Social Equity Fund

(reorganized into International Fund as of 11/27/2009)

Domini PacAsia Social Equity Fund

(reorganized into International Fund as of 11/27/2009)

Domini European PacAsia Social Equity Fund

(reorganized into International Fund as of 11/27/2209)